Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES FIRST QUARTER DILUTED EPS RISE 291%
TO $0.43 ON 18% REVENUE INCREASE TO $179 MILLION

Dayton, Ohio, (May 22, 2013) -- REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2013 first quarter (“Q1 ’13”). REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	(212) 231-2930

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx

The webcast will be available for replay for 30 days

REX American Resources’ Q1 ’13 results principally reflect its alternative energy segment interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its five other plants are reported as equity in income of unconsolidated ethanol affiliates.

Reflecting improved ethanol crush spread margins since the beginning of calendar 2013 as well as higher year-over-year prices for ethanol and dried and modified distillers grains, Q1 ’13 net income attributable to REX shareholders rose 276% to $3.5 million, compared with $0.9 million in Q1 ’12, while Q1 ’13 diluted net income per share attributable to REX common shareholders rose 291% to $0.43, from $0.11 in Q1 ’12.

REX’s Q1 ’13 net sales and revenue rose 18% to $178.7 million, from $151.0 million in Q1 ’12. Q1 ’13 income from continuing operations attributable to REX shareholders net of tax was $3.3 million, or $0.40 per diluted share, compared with $0.8 million, or $0.09 per diluted share, in Q1 ’12. REX recorded income from discontinued operations net of tax, including gain on disposal of discontinued operations, of $0.2 million, or $0.03 per diluted share for Q1 ’13, compared with $0.2 million, or $0.02 per diluted share in Q1 ’12. Per share results in Q1 ’13 and Q1 ’12 are based on 8,200,000 and 8,439,000 diluted weighted average shares outstanding, respectively. The 2.8% reduction in the diluted shares outstanding principally reflects the Company’s ongoing open market share repurchase program partially offset by shares exercised pursuant to stock option grants.

With the benefit of the improved alternative energy industry environment, REX generated a consolidated gross profit of $9.1 million in Q1’ 13, compared with $5.5 million in Q1’ 12. In Q1 ’13, equity in income of unconsolidated ethanol affiliates rose to $1.6 million, compared with $0.4 million in Q1 ’12. REX’s Q1 ’13 income from continuing operations before income taxes and non-controlling interests was $5.9 million, compared with $1.9 million in Q1 ’12.

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REX American Resources Q1’ 13 Results, 5/22/13	page 2

REX CEO, Stuart Rose, commented, “The combination of an improved industry environment, our interests in state-of-the-art ethanol plants, and our operating discipline at both the plant and corporate level resulted in a strong start to fiscal 2013. Our portfolio of Fagen/ICM ethanol plants across the corn belt are efficiently producing ethanol, distillers grains and corn oil, and have positioned REX as one of the leading companies in the ethanol industry.

“Due to last year’s drought, both published and basis pricing for corn remains above historical levels. We consider our operating structure and financial model to be amongst the best in the industry, based on leading technology across our plants and the attractive valuations at which we acquired them and as reflected by the first quarter results, this model positions us to outperform the industry.”

Balance Sheet and Share Repurchase Program
At April 30, 2013, REX had cash and cash equivalents of $73.8 million, $48.4 million of which was at the parent company and $25.4 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $69.1 million at January 31, 2013, $47.8 million of which was at the parent and $21.3 million of which was at its consolidated ethanol production facilities.

REX repurchased 30,859 shares of its common stock in open market transactions in Q1 ’13 at an average price per share of $18.28. The Company is currently authorized to repurchase up to an additional 370,598 shares of common stock. Taking into account all share repurchases to date, REX has 8,165,338 shares outstanding.

At April 30, 2013, REX had lease agreements, as landlord for six former retail store locations. REX has 10 owned former retail stores that were vacant at April 30, 2013, which it is marketing to either lease or sell. In addition, one former distribution center is partially occupied by the REX corporate office and partially vacant. The real estate segment revenue is primarily comprised of rental income derived from these sites.

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REX American Resources Q1’ 13 Results, 5/22/13	page 3

Segment Income Statement Data:

($ in thousands)	Three Months Ended April 30,
	2013	2012

Net sales and revenue:
Alternative energy (1)	$178,324	$150,664
Real estate	423	342

Total net sales and revenue	$178,747	$151,006

Gross profit:
Alternative energy (1)	$9,026	$5,510
Real estate	71	15

Total gross profit	$9,097	$5,525

Segment profit (loss):
Alternative energy segment (1)	$6,626	$2,469
Real estate segment	8	(60)
Corporate expense	(701)	(548)
Interest expense	(14)	(18)
Interest income	18	29

Income from continuing operations before income taxes and noncontrolling interests	$5,937	$1,872

(1) Includes results attributable to non-controlling interests of approximately 26% for One Earth, and approximately 1% for NuGen.

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended April 30,
	2013	2012

Average selling price per gallon of ethanol	$2.33	$2.14
Average selling price per ton of dried distillers grains	$264.59	$197.82
Average selling price per ton of modified distillers grains	$131.65	$95.75
Average cost per bushel of grain	$7.44	$6.42
Average cost of natural gas (per mmbtu)	$4.29	$4.10

Segment Balance Sheet Data:

	April 30, 2013	January 31, 2013

Assets:
Alternative energy	$341,863	$337,857
Real estate	12,271	13,326
Corporate	52,436	54,147

Total assets	$406,570	$405,330

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REX American Resources Q1’ 13 Results, 5/22/13	page 4

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of April 30, 2013 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	112.1	74%	83.0
NuGen Energy, LLC (Marion, SD)	111.7	99%	110.6
Patriot Holdings, LLC (Annawan, IL)	116.1	27%	31.3
Big River Resources West Burlington, LLC (West Burlington, IA)	93.7	10%	9.4
Big River Resources Galva, LLC (Galva, IL)	99.7	10%	10.0
Big River United Energy, LLC (Dyersville, IA)	102.8	5%	5.1
Big River Resources Boyceville, LLC (Boyceville, WI)	55.2	10%	5.5
Total	691.3	n/a	254.9

About REX American Resources Corporation
REX American Resources has interests in seven ethanol production facilities which in aggregate shipped approximately 691 million gallons of ethanol over the twelve month period ended April 30, 2013. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended April 30, 2013) by the ethanol production facilities in which it has ownership interests was approximately 255 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statement of operations follow -

REX American Resources Q1’ 13 Results, 5/22/13	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended April 30,
	2013	2012*

Net sales and revenue	$178,747	$151,006
Cost of sales	169,650	145,481

Gross profit	9,097	5,525
Selling, general and administrative expenses	(3,746)	(2,710)
Equity in income of unconsolidated ethanol affiliates	1,599	442
Interest income	25	36
Interest expense	(1,059)	(1,276)
Other income	17	2
Gains (losses) on derivative financial instruments, net	4	(147)

Income from continuing operations before income taxes	5,937	1,872
Provision for income taxes	(2,104)	(541)

Income from continuing operations	3,833	1,331
Income from discontinued operations, net of tax	109	169
Gain (loss) on disposal of discontinued operations, net of tax	131	(8)

Net income	4,073	1,492
Net income attributable to noncontrolling interests	(566)	(559)

Net income attributable to REX common shareholders	$3,507	$933

Weighted average shares outstanding - basic	8,158	8,360

Basic income per share from continuing operations attributable to REX common shareholders	$0.40	$0.09
Basic income per share from discontinued operations attributable to REX common shareholders	0.01	0.02
Basic income per share from disposal of discontinued operations attributable to REX common shareholders	0.02	-

Basic net income per share attributable to REX common shareholders	$0.43	$0.11

Weighted average shares outstanding - diluted	8,200	8,439

Diluted income per share from continuing operations attributable to REX common shareholders	$0.40	$0.09
Diluted income per share from discontinued operations attributable to REX common shareholders	0.01	0.02
Diluted income per share from disposal of discontinued operations attributable to REX common shareholders	0 .02	-

Diluted net income per share attributable to REX common shareholders	$0.43	$0.11

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$3,267	$772
Income from discontinued operations, net of tax	240	161

Net income	$3,507	$933

* Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

REX American Resources Q1’ 13 Results, 5/22/13	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(in thousands) Unaudited

	April 30, 2013	January 31, 2013

Assets
Current assets:
Cash and cash equivalents	$73,771	$69,073
Accounts receivable	17,918	11,567
Inventories	21,185	24,919
Refundable income taxes	1,284	1,347
Prepaid expenses and other	3,998	4,091
Deferred taxes, net	1,843	3,930

Total current assets	119,999	114,927
Property and equipment, net	218,828	223,180
Other assets	5,917	6,761
Equity method investments	61,323	59,959
Restricted investments and deposits	503	503

Total assets	$406,570	$405,330

Liabilities and equity:
Current liabilities:
Current portion of long-term debt	$15,595	$15,623
Accounts payable, trade	6,919	4,655
Deferred income	353	627
Accrued real estate taxes	2,874	2,651
Accrued payroll and related items	639	302
Derivative financial instruments	1,759	1,859
Other current liabilities	5,198	5,742

Total current liabilities	33,337	31,459

Long-term liabilities:
Long-term debt	87,133	91,306
Deferred taxes	7,154	7,141
Derivative financial instruments	586	930
Other long-term liabilities	-	211

Total long-term liabilities	94,873	99,588

Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	143,705	143,575
Retained earnings	325,535	322,028
Treasury stock	(219,676)	(219,550)

Total REX shareholders’ equity	249,863	246,352
Noncontrolling interests	28,497	27,931

Total equity	278,360	274,283

Total liabilities and equity	$406,570	$405,330

- statement of cash flows follow -

REX American Resources Q1’ 13 Results, 5/22/13	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands) Unaudited

	Three Months Ended April 30,
	2013	2012

Cash flows from operating activities:
Net income including noncontrolling interests	$4,073	$1,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,391	4,021
Income from equity method investments	(1,599)	(442)
(Gain) loss on disposal of real estate and property and equipment	(4)	16
Dividends received from equity method investees	200	2,005
Deferred income	(274)	(590)
Derivative financial instruments	(444)	(336)
Deferred income tax	2,026	-
Changes in assets and liabilities:
Accounts receivable	(6,351)	(2,241)
Inventory	3,734	4,724
Refundable income taxes	150	552
Other assets	828	296
Accounts payable, trade	2,264	(996)
Other liabilities	(195)	(3,525)

Net cash provided by operating activities	8,799	4,976

Cash flows from investing activities:
Capital expenditures	(32)	(1,683)
Restricted investments	-	360
Proceeds from sale of real estate and property and equipment	141	478

Net cash provided by (used in) investing activities	109	(845)

Cash flows from financing activities:
Payments of long-term debt	(4,201)	(6,813)
Stock options exercised	555	259
Noncontrolling interests distribution and other	-	(526)
Treasury stock acquired	(564)	-

Net cash used in financing activities	(4,210)	(7,080)

Net increase (decrease) in cash and cash equivalents	4,698	(2,949)
Cash and cash equivalents, beginning of period	69,073	75,013

Cash and cash equivalents, end of period	$73,771	$72,064

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